Exhibit 99.3

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2014

(dollars in thousands)

			Pro Forma		Pro Forma
	GPI	GemGroup	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$15,517	$108	$(8,858)	(A)	$6,767
Marketable securities	4,989	-	-		4,989
Accounts receivable, net	4,195	2,608	(289)	(B)	6,514
Inventories	8,110	2,124	19	(C)	10,253
Prepaid expenses	838	501	(431)	(D)	908
Deferred income tax asset	630	-	-		630
Restricted Cash	10,000	-	(10,000)	(E)	-
Other current assets	2,438	-	(1,000)	(F)	1,438
Total current assets	46,717	5,341	(20,559)		31,499
Property and equipment, net	10,139	5,710	(1,059)	(G)	14,790
Intangibles, net	923	-	3,221	(H)	4,144
Goodwill	-	1,941	7,801	(I)	9,742
Deferred income tax asset	3,264	-	-		3,264
Inventories, non-current	509	-	-		509
Other assets	2,349	56	(28)	(J)	2,377
Total assets	$63,901	$13,048	$(10,624)		$66,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Demand line of credit and shor-term debt	$10,000	$1,185	$(1,185)	(K)	$10,000
Accounts payable	2,402	1,723	(523)	(L)	3,602
Accrued liabilities	2,925	805	368	(M)	4,098
Customer deposits and deferred revenue	1,395	-	-		1,395
Income taxes payable	195	-	-		195
Total current liabilities	16,917	3,713	(1,340)		19,290
Long-term Debt	-	2,534	(2,534)	(N)	-
Deferred income tax liability	1,865	362	(362)	(O)	1,865
Other Liabilities	-	51	-		51
Total liabilities	18,782	6,660	(4,236)		21,206
Commitments and contingencies
Stockholders' Equity:
Preferred stock	-	-	-		-
Common stock	82	0.1	(0.1)	(P)	82
Additional paid-in capital	19,853	3,572	(3,572)	(P)	19,853
Treasury stock at cost	(2,262)	-	-		(2,262)
Retained earnings	25,920	2,816	(2,816)	(P)	25,920
Accumulated other comprehensive income	1,526	-	-		1,526
Total stockholders' equity	45,119	6,388	(6,388)		45,119
Total liabilities and stockholders' equity	$63,901	$13,048	$(10,624)		$66,325

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2014

(dollars in thousands, except share and per share data)

			Pro Forma		Pro Forma
	GPI	GemGroup	Adjustments		Combined

Revenues	$10,216	$12,974	$(754)	(A)	$22,436
Cost of revenues	7,463	8,879	(350)	(B)	15,992
Gross profit	2,753	4,095	(404)		6,444

Marketing and sales	1,343	905	-		2,248
General and administrative	2,043	1,533	(386)	(C)	3,190
Research and development	417	-	-		417
Operating (loss) income	(1,050)	1,657	(18)		589
Other income and (expense), net	49	(79)	(46)	(D)	(76)
(Loss) income before income taxes	(1,001)	1,578	(64)		513
Income tax provision (benefit)	154	-	544	(E)	698
Net (loss) income	$(1,155)	$1,578	$(608)		$(185)

Earnings per share:
Basic	$(0.15)				$(0.02)
Diluted	$(0.15)				$(0.02)
Weighted-average shares of common stock outstanding:
Basic	7,916				7,916
Diluted	7,916				7,916

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(dollars in thousands, except share and per share data)

			Pro Forma		Pro Forma
	GPI	GemGroup	Adjustments		Combined

Revenues	$56,173	$24,194	$(870)	(A)	$79,497
Cost of revenues	38,584	17,615	(506)	(B)	55,693
Gross profit	17,589	6,579	(364)		23,804

Marketing and sales	5,988	1,751	-		7,739
General and administrative	9,023	2,049	135	(C)	11,207
Research and development	1,959	-	-		1,959
Operating (loss) income	619	2,779	(499)		2,899
Other income and (expense), net	4	(195)	(50)	(D)	(241)
(Loss) income before income taxes	623	2,584	(549)		2,658
Income tax provision (benefit)	(543)	-	948	(E)	405
Net (loss) income	$1,166	$2,584	$(1,497)		$2,253

Earnings per share:
Basic	$0.15				$0.28
Diluted	$0.15				$0.28
Weighted-average shares of common stock outstanding:
Basic	7,942				7,942
Diluted	8,029				8,029

Note 1. Description of Transaction and Basis of Presentation

On July 1, 2014, we purchased the net gaming assets of GemGroup, a manufacturer of casino currency, cards and table layouts primarily sold under the Gemaco® brand, for $19.75 million subject to certain post-closing working capital adjustments. This acquisition has been accounted for as a business purchase under GAAP. Under the purchase method of accounting, the gaming assets and liabilities of GemGroup are recorded as of the completion of the acquisition, at their respective fair values, and consolidated with our assets and liabilities. The results of operations generated by the net gaming assets acquired have been consolidated with the Company beginning on the date of the acquisition.

Note 2: Preliminary Estimated Acquisition Consideration and Preliminary Estimated Acquisition Consideration Allocation

The following table sets forth the estimated allocation for each component of acquisition consideration paid, or estimated to be paid in the GemGroup acquisition (dollars in thousands):

Preliminary Estimated Acquisition Consideration

Cash	$19,750
Purchase agreement contingencies	450
Total preliminary estimated acquisition consideration	$20,200

For the purposes of these pro forma financial statements, the estimated acquisition consideration has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for the gaming assets of GemGroup is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed consolidated combined financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of the gaming assets of GemGroup based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation

Accounts receivable	$2,319
Inventories	2,142
Prepaid Expenses	70
Other current assets	29
Property and Equipment	4,651
Intangible assets	3,221
Goodwill	9,742
Accounts payable	(1,200)
Accrued liabilities	(723)
Other liabilities	(51)
Total preliminary estimated acquisition consideration	$20,200

Note 3: Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document. Whereas the GemGroup column in the Pro Forma includes all of GemGroup’s assets and liabilities, GPI only acquired the Gaming assets and liabilities, which we identified as being substantially all of the GemGroup assets.

Adjustments included in the column under the heading ‘‘Pro Forma Adjustments’’ primarily relate to the following:

(A)	To reverse the book value of cash not acquired	$(108)
	To reflect the cash consideration paid for the acquisition	(8,750)
	Total adjustment to cash	(8,858)

(B)	To reverse the book value of accounts receivable not acquired	$(289)
	Total adjustment to accounts receivable	(289)

(C)	To reverse the book value of inventory not acquired	$(519)
	To reflect the inventory acquired at FIFO	538
	Total adjustment to inventory	19

(D)	To reverse the book value of prepaid assets not acquired	$(288)
	To record the fair value of prepaid assets acquired	(143)
	Total adjustment to prepaid assets	(431)

(E)	To reflect the use of the restricted cash for the acquisition	$(10,000)
	Total adjustment to restricted cash	(10,000)

(F)	To reflect the consumption of the deposit made for the acquisition	$(1,000)
	Total adjustment to deposits	(1,000)

(G)	To reverse the book value of property and equipment not acquired	$(1,248)
	To record the fair value of property and equipment acquired	189
	Total adjustment to property and equipment	(1,059)

(H)	To record the fair value of intangibles acquired and generated by the acquisition	$3,221
	Total adjustment to intangibles	3,221

(I)	To reverse the book value of goodwill not acquired	$(1,941)
	To record the fair value of goodwill acquired and generated by the acquisition	9,742
	Total adjustment to goodwill	7,801

(J)	To reverse the book value of other assets not acquired	$(28)
	Total adjustment to other assets	(28)

(K)	To reverse the book value of the line of credit and short-term debt not acquired	$(1,185)
	Total adjustment to line of credit and debt	(1,185)

(L)	To reverse the book value of accounts payable not acquired	$(523)
	Total adjustment to accounts payable	(523)

(M)	To reverse the book value of accrued liabilities not acquired	$(82)
	To record the estimated fair value of accrued liabilites acquired	450
	Total adjustment to accrued liabilities	368

(N)	To reverse the book value of long-term debt not acquired	$(2,534)
	Total adjustment to long-term debt	(2,534)

(O)	To reverse the book value of deffered tax liabilities not acquired	(362)
	Total adjustment to other assets	(362)

(P)	To reverse the book value of common stock not acquired	$(0.1)
	To reverse the additional paid in capital not acquired	(3,572)
	To reverse the retained earnings not acquired	(2,816)
	Total adjustment to stockholders' equity	(6,388)

Note 4: Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Six Months Ended June 30, 2014

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Adjustments included in the column under the heading ‘‘Pro Forma Adjustments’’ primarily relate to the following:

(A)	To eliminate the revenue not generated by the net assets acquired	$(1,385)
	To record revenue according to GPI's accounting principles	631
	Total adjustment to revenue	(754)

(B)	To eliminate the cost of revenue not generated by the net assets acquired	$(990)
	To record cost of revenue according to GPI's accounting principles	631
	To record the depreciation expense for revaluation of property and equipment	9
	Total adjustment to cost of revenue	(350)

(C)	To eliminate general and administrative expenses not related to the gaming assets acquired	$(247)

	To eliminate the cost related to the acquisition	$(300)
	To record the amortization of newly identified intangible assets	161
	Total adjustment to general and administrative	(386)

(D)	To eliminate other income and expense not related to the gaming assets acquired	$78
	To record the interest expense as if GPI had entered into the $10.0 million line of credit as of January 1st, 2014.	(124)
	Total adjustment to other income and expense	(46)

(E)	Effect of pro forma adjustments on the income tax expense, at statutory federal and state tax rates	$544
	Total adjustment to income tax	544

Note 5: Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2013

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Adjustments included in the column under the heading ‘‘Pro Forma Adjustments’’ primarily relate to the following:

(A)	To eliminate the revenue not generated by the net assets acquired	$(2,232)
	To record revenue according to GPI's accounting principles	1,362
	Total adjustment to revenue	(870)

(B)	To eliminate the cost of revenue not generated by the net assets acquired	$(1,887)
	To record cost of revenue according to GPI's accounting principles	1,362
	To record the depreciation expense for revaluation of property and equipment	19
	Total adjustment to cost of revenue	(506)

(C)	To eliminate general and administrative expenses not related to the gaming assets acquired	$(187)
	To record the amortization of newly identified intangible assets	322
	Total adjustment to general and administrative	135

(D)	To eliminate other income and expense not related to the gaming assets acquired	$198
	To record the interest expense as if GPI had entered into the $10.0 million line of credit as of January 1st, 2013.	(248)
	Total adjustment to other income and expense	(50)

(E)	Effect of pro forma adjustments on the income tax expense, at statutory federal and state tax rates	$948
	Total adjustment to income tax	948